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                                                                   EXHIBIT 23(b)


                       CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
Firstar Corporation:

We consent to use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy
Statement-Prospectus.



                                                           KPMG Peat Marwick LLP


Milwaukee, Wisconsin
January 10, 1995